Exhibit 99.1

The Glimpse Group Issued Its 7th Virtual and Augmented Reality

U.S. Patent

Glimpse, via its Subsidiary Company Foretell Reality, Issued a New U.S. Patent For a Cross Platform Virtual Reality System

NEW YORK, NY, April 20, 2022 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that its wholly owned subsidiary company Foretell Reality (www.foretellreality.com) was issued U.S. Patent number 11294453 (“Patent”) for a Cross Platform VR System. Foretell Reality is a provider of social VR multi-person spaces for mental health therapy, support and interaction and this is its second issued patent.

The Patent relates to a VR system allowing for simultaneous interaction across viewing platforms, in which avatars/users in VR environments can interact immersively in real-time with users of handheld, non-immersive, 2D devices (such as smartphones and tablets) and vice versa.

Howard Olah-Reiken, CTO of Foretell Reality and one of the Patents inventors said, “Existing VR applications are typically “closed off” to the world outside of the VR experience. In a world where there are currently far more handheld devices than VR headsets, the ability to facilitate seamless immersive interaction between those in a VR environment (via VR headsets) and those outside of it (via tablets/smartphone), is an important bridge that could accelerate the adoption of VR and the development of compelling cross functional applications.”

Lyron Bentovim, President & CEO of Glimpse commented, “As with our prior patents, we view this Patent as an enabling VR infrastructure patent with significant forward-looking implications. To date, Glimpse has been issued 7 patents in the US so far, and additional applications are in the pipeline. We continue investment in our technology, IP and potential patents portfolio as a core part of our strategy of becoming one of the leading independent software and services players in the emerging immersive industry.”

About Foretell Reality

Foretell Reality is a social virtual reality platform that supports many different types of avatars with varying degrees of realism and expression for different use cases including VR therapy and support, soft skills training, and business collaboration. For more details: https://foretellreality.com/

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us